Amendment to
Amended and Restated Investment Advisory
and Management Agreement
between JNL Variable Fund LLC and
Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Adviser and the Fund entered into an Amended and Restated Investment Advisory and Management Agreement effective December 1, 2012, as amended April 29, 2013, May 30, 2013, September 16, 2013, June 4, 2014 and September 15, 2014 (“Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the following fund mergers have been approved by the Board of Managers of the Fund:

Fund Mergers:
-	JNL/Mellon Capital Value Line® 30 Fund into the JNL/Mellon Capital S&P® 24 Fund; and
-	JNL/Mellon Capital JNL Optimized 5 Fund into the JNL/Mellon Capital JNL 5 Fund.

Whereas, pursuant to the approval of the fund mergers, as outlined herein-above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to:

-	remove the JNL/Mellon Capital Value Line® 30 Fund and its respective fees; and
-	remove the JNL/Mellon Capital JNL Optimized 5 Fund and its respective fees.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2015, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 27, 2015, attached hereto.

In Witness Whereof, the Adviser and the Fund have caused this Amendment to be executed as of this 23rd day of February 2015, effective April 27, 2015.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated April 27, 2015
(List of Funds)

Funds

JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated April 27, 2015
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital DowSM 10 Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Global 15 Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Nasdaq® 25 Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital S&P® 24 Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital 25 Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million	.34%
	$50million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Communications Sector Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%
JNL/Mellon Capital Technology Sector Fund	$0 to $50 million	.34%
	$50 million to $100 million	.31%
	$100 million to $750 million	.28%
	Over $750 million	.27%

B-2